Dil. EPS
$1.42

$0.02 Q/Q

ROE
15.86%

52 bps Q/Q

NIM
4.56%

3 bps Q/Q

ROA
2.01%

3 bps Q/Q

Exhibit 99.1

For Immediate Release	News Media & Financial Analyst Contact:
Unity Bancorp, Inc. (NASDAQ: UNTY)	James Davies, FSVP & CFO
July 14, 2026	(908) 713-4330

Unity Bancorp Reports Quarterly Earnings of $14.5 Million

James A. Hughes, CEO, commented on the financial results:

“We are pleased to announce that Unity Bancorp, Inc. delivered another strong quarter, reflecting the strength of our relationship-based banking model. During the second quarter, we generated net income of $14.5 million, or $1.42 per diluted share, producing a 2.01% return on average assets and a 15.86% return on average equity. Strong core operating performance, a 4.56% net interest margin, balanced loan and deposit growth, and robust capital and liquidity levels all contributed to another successful quarter. These accomplishments underscore our ability to deliver consistent earnings, prudently manage risk, and support the financial needs of the communities we serve.

While the macroeconomic environment continues to present uncertainty, including the ongoing effects of elevated interest rates and changing economic conditions, we remain encouraged by the resilience of the New Jersey economy and housing market. Home values have remained stable and customer activity continues to demonstrate the underlying strength of the communities we serve. These factors have supported sound credit performance and continued demand for both residential and commercial banking services.

We remain encouraged by the level of customer activity and business development opportunities across our markets. Loan pipelines remain healthy, deposit gathering efforts continue to gain traction, and our investments in technology and talent are enhancing our ability to serve customers more efficiently and effectively. As we look to the second half of 2026, we believe Unity is well positioned to continue delivering profitable growth, maintaining strong asset quality, and creating long-term value for our shareholders.”

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $14.5 million, or $1.42 per diluted share, for the quarter ended June 30, 2026, compared to net income of $14.3 million, or $1.40 per diluted share for the quarter ended March 31, 2026. For the six months ended June 30, 2026, Unity Bancorp reported net income of $28.8 million, or $2.82 per diluted share, compared to net income of $28.1 million, or $2.74 per diluted share, for the six months ended June 30, 2025.

Quarterly Earnings Highlights

•
Net interest income, the primary driver of earnings, was $31.8 million for the quarter ended June 30, 2026, an increase of $1.1 million, as compared to $30.7 million for the quarter ended March 31, 2026. Net interest margin (“NIM”) increased 3 basis points to 4.56% for the quarter ended June 30, 2026, compared to the quarter ended March 31, 2026. The increase in net interest income was primarily due to day count and increased yields on interest-earning assets.
•
The provision for credit losses on loans was $1.0 million for the quarters ended June 30, 2026 and March 31, 2026. The provision in the current quarter was primarily driven by loan growth.
•
Noninterest income was $1.9 million for the quarter ended June 30, 2026, compared to $2.9 million for the quarter ended March 31, 2026. The $1.0 million decrease was primarily due to larger unrealized losses recognized, decreased loan fee income and lower gain on sale of SBA and mortgage loans. The increased unrealized losses are due to the Company's investment in Patriot National Bancorp, Inc., of which the Company held approximately 2.2 million shares as of June 30, 2026.
o
Subsequent to June 30, 2026, Patriot National Bancorp, Inc. publicly announced the termination of its formal agreement with the OCC and the opening of a new banking office in Beverly Hills, California. These developments did not impact the Company's second quarter financial results.
•
Noninterest expense was $13.9 million for the quarter ended June 30, 2026, compared to $14.1 million for the quarter ended March 31, 2026. The decrease was primarily due to decreased occupancy and loan related expenses, partially offset by increased furniture & equipment expenses.
•
The effective tax rate was 22.4% for the quarter ended June 30, 2026, compared to 22.7% for the quarter ended March 31, 2026. As part of the Company's ongoing initiative to prudently reduce its tax burden and enhance after-tax earnings, Unity strategically invested in tax credit programs during the first half of 2026. During the second quarter of 2026, Unity purchased $2.6 million of state tax credits, resulting in $0.2 million of tax savings. Furthermore, during the first quarter of 2026, Unity purchased $5.1 million of federal tax credits, resulting in $0.4 million of tax savings.

Balance Sheet Highlights

•
Total gross loans increased $137.8 million, or 5.4%, from December 31, 2025, primarily due to increases in the commercial, residential construction and consumer loan categories.
•
As of June 30, 2026, the allowance for credit losses as a percentage of gross loans was 1.29%.
•
As of June 30, 2026, nonaccrual assets (including OREO) were $34.5 million, compared to $31.3 million as of December 31, 2025. The ratio of nonaccrual loans to total loans was 1.23% as of June 30, 2026. The ratio of nonaccrual assets to total assets was 1.08% as of June 30, 2026. During the fourth quarter of 2025, one $15.5 million commercial real estate relationship migrated to nonaccrual status. This isolated relationship accounts for nearly half of nonaccrual assets.
•
Total deposits increased $138.5 million, or 6.0%, from December 31, 2025. As of June 30, 2026, uninsured or uncollateralized deposits represented 21.8% of total deposits. The Company’s deposit composition as of June 30, 2026, consisted of 19.8% in noninterest bearing demand deposits, 16.8% in interest-bearing demand deposits, 23.2%

in savings deposits and 40.2% in time deposits.
•
Borrowed funds increased $60.3 million from December 31, 2025. Borrowed funds were entirely comprised of borrowings from the FHLB.
•
Shareholders’ equity was $371.8 million as of June 30, 2026, compared to $345.6 million as of December 31, 2025. The $26.2 million increase was primarily driven by 2026 earnings, partially offset by dividend payments. During the six months ended June 30, 2026, Unity Bancorp, Inc. repurchased 6,616 shares at a weighted average price of $49.01 per share.
•
Book value per common share was $37.02 as of June 30, 2026, compared to $34.63 as of December 31, 2025. This increase is primarily due to net income partially offset by dividends.
•
Below is a summary of Unity Bancorp’s regulatory capital ratios. During the quarter ended June 30, 2026, risk-weighted assets increased $150.1 million driven by robust loan pipelines and originated Brokered CDs pending settlement.
o
The Leverage Ratio increased 45 basis points to 13.17% at June 30, 2026, compared to 12.72% at December 31, 2025.
o
The Common Equity Tier 1 Capital Ratio decreased 26 basis points to 14.19% at June 30, 2026, compared to 14.45% at December 31, 2025.
o
The Tier 1 Capital Ratio decreased 30 basis points to 14.57% at June 30, 2026, compared to 14.87% at December 31, 2025.
o
The Total Capital Ratio decreased 30 basis points to 15.82% at June 30, 2026, compared to 16.12% at December 31, 2025.
•
At June 30, 2026, the Company held $250.3 million of cash and cash equivalents. The Company also maintained approximately $421.8 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 125.4% of uninsured or uncollateralized deposits.

Other Highlights

•
In June 2026, Unity Bank, a wholly owned subsidiary of Unity Bancorp Inc., appointed Sara M. Sooy to its Board of Directors. Ms. Sooy brings significant banking, finance, governance, and public-sector leadership experience to the Bank's Board.
•
In June 2026, Unity Bank, a wholly owned subsidiary of Unity Bancorp Inc., appointed Alfred J. Gaburo to its Board of Directors. Mr. Gaburo brings more than three decades of experience in public affairs, government relations, economic development, and strategic advocacy to the Bank's Board.
•
In the second quarter of 2026, Unity Bank awarded $50 thousand in grants to local small businesses through the FHLBNY Small Business Recovery Grant Program. These grants assist small businesses in overcoming challenges posed by inflation, supply chain constraints, rising energy costs, and a volatile interest rate environment.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $3.2 billion in assets and $2.5 billion in deposits. Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item 1A. Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Bank, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				June 30, 2026 vs.
(In thousands, except percentages and per				March 31, 2026	June 30, 2025
share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	%	%
BALANCE SHEET DATA
Total assets	$3,194,313	$3,027,327	$2,928,523	5.5%	9.1%
Total deposits	2,462,549	2,379,140	2,187,366	3.5	12.6
Total gross loans	2,682,494	2,601,656	2,382,594	3.1	12.6
Total securities	119,300	115,268	139,348	3.5	(14.4)
Total shareholders' equity	371,813	358,095	319,840	3.8	16.2
Allowance for credit losses	34,551	33,354	29,012	3.6	19.1

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$18,652	$18,487	$21,528	0.9	(13.4)
Provision for income taxes	4,180	4,199	5,037	(0.5)	(17.0)
Net income	$14,472	$14,288	$16,491	1.3	(12.2)

Net income per common share - Basic	$1.44	$1.43	$1.64	0.7	(12.2)
Net income per common share - Diluted	1.42	1.40	1.61	1.4	(11.8)

PERFORMANCE RATIOS - QUARTER TO DATE (ANNUALIZED)
Return on average assets	2.01%	2.04%	2.51%
Return on average equity	15.86	16.38	21.15
Efficiency ratio**	40.50	41.77	42.31
Cost of funds	2.38	2.38	2.46
Net interest margin	4.56	4.53	4.49
Noninterest expense to average assets	1.93	2.01	1.98

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$37,138		$36,952		0.5
Provision for income taxes	8,378		8,863		(5.5)
Net income	$28,760		$28,089		2.4

Net income per common share - Basic	$2.87		$2.79		2.9
Net income per common share - Diluted	2.82		2.74		2.9

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	2.02%		2.18%
Return on average equity	16.11		18.42
Efficiency ratio**	41.13		42.59
Cost of funds	2.38		2.46
Net interest margin	4.54		4.48
Noninterest expense to average assets	1.97		1.99

SHARE INFORMATION
Market price per share	$58.69	$51.83	$47.08	13.2	24.7
Dividends paid (QTD)	0.16	0.16	0.14	—	14.3
Book value per common share	37.02	35.66	31.88	3.8	16.1
Average diluted shares outstanding (QTD)	10,221	10,199	10,212	0.2	0.1

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.64%	11.83%	10.92%	(1.6)	6.6
Leverage ratio	13.17	12.93	12.50	1.9	5.4
Common Equity Tier 1 Capital Ratio	14.19	14.50	13.96	(2.1)	1.6
Risk-based Tier 1 Capital Ratio	14.57	14.91	14.39	(2.3)	1.3
Risk-based Total Capital Ratio	15.82	16.16	15.65	(2.1)	1.1

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$34,489	$32,092	$15,840	7.5	117.7
QTD annualized net recoveries (chargeoffs) to QTD average loans	0.03%	(0.01)%	(0.06)%
Allowance for credit losses to total loans	1.29	1.28	1.22
Nonaccrual loans to total loans	1.23	1.18	0.66
Nonaccrual assets to total assets	1.08	1.06	0.54

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

QUARTERLY BALANCE SHEETS

				June 30, 2026 vs.
				December 31, 2025	June 30, 2025
(In thousands, except percentages)	June 30, 2026	December 31, 2025	June 30, 2025	%	%
ASSETS
Cash and due from banks	$28,267	$19,841	$26,045	42.5%	8.5%
Interest-bearing deposits	222,054	196,678	267,688	12.9	(17.0)
Cash and cash equivalents	250,321	216,519	293,733	15.6	(14.8)
Securities:
Debt securities available for sale, at market value, net of valuation allowance	67,221	70,870	92,491	(5.1)	(27.3)
Debt securities held to maturity, at book value	37,707	36,576	36,434	3.1	3.5
Equity securities, at market value	14,372	16,569	10,423	(13.3)	37.9
Total securities	119,300	124,015	139,348	(3.8)	(14.4)
Loans:
Loans held for sale	9,458	9,490	13,352	(0.3)	(29.2)
SBA loans held for investment	35,816	34,259	38,059	4.5	(5.9)
Commercial loans	1,649,252	1,518,032	1,409,139	8.6	17.0
Commercial construction loans	128,628	147,215	101,990	(12.6)	26.1
Residential mortgage loans	668,502	677,221	666,560	(1.3)	0.3
Consumer loans	94,757	85,219	82,564	11.2	14.8
Residential construction loans	96,081	73,277	70,930	31.1	35.5
Total loans	2,682,494	2,544,713	2,382,594	5.4	12.6
Allowance for credit losses	(34,551)	(32,342)	(29,012)	6.8	19.1
Net loans	2,647,943	2,512,371	2,353,582	5.4	12.5
Premises and equipment, net	17,878	18,022	18,561	(0.8)	(3.7)
Bank owned life insurance ("BOLI")	26,977	26,547	26,108	1.6	3.3
Deferred tax assets	15,975	14,640	14,784	9.1	8.1
Federal Home Loan Bank ("FHLB") stock	17,401	14,314	19,730	21.6	(11.8)
Accrued interest receivable	12,988	12,896	12,411	0.7	4.6
Goodwill	1,516	1,516	1,516	—	—
Other real estate owned ("OREO")	1,472	1,472	—	—	*NM
Prepaid expenses and other assets	82,542	24,340	48,750	239.1	69.3
Total assets	$3,194,313	$2,966,652	$2,928,523	7.7%	9.1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$487,132	$465,596	$464,610	4.6%	4.8%
Interest-bearing demand	380,473	369,131	321,863	3.1	18.2
Savings	566,649	535,044	505,706	5.9	12.1
Brokered deposits	301,525	274,203	237,978	10.0	26.7
Time deposits	726,770	680,087	657,209	6.9	10.6
Total deposits	2,462,549	2,324,061	2,187,366	6.0	12.6
Borrowed funds	316,123	255,774	377,107	23.6	(16.2)
Subordinated debentures	10,310	10,310	10,310	—	—
Accrued interest payable	2,758	2,138	1,463	29.0	88.5
Accrued expenses and other liabilities	30,760	28,738	32,437	7.0	(5.2)
Total liabilities	2,822,500	2,621,021	2,608,683	7.7	8.2
Shareholders' equity:
Common stock	106,701	105,892	104,674	0.8	1.9
Retained earnings	269,486	243,935	252,606	10.5	6.7
Treasury stock, at cost	(3,425)	(3,101)	(35,515)	(10.4)	(90.4)
Accumulated other comprehensive loss	(949)	(1,095)	(1,925)	(13.3)	(50.7)
Total shareholders' equity	371,813	345,631	319,840	7.6	16.2
Total liabilities and shareholders' equity	$3,194,313	$2,966,652	$2,928,523	7.7%	9.1%

Shares issued	10,116	10,048	11,672
Shares outstanding	10,043	9,982	10,032
Treasury shares	73	66	1,640

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				June 30, 2026 vs.
	For the three months ended			March 31, 2026		June 30, 2025
(In thousands, except percentages and per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$455	$558	$487	$(103)	(18.5)%	$(32)	(6.6)%
FHLB stock	140	134	130	6	4.5	10	7.7
Securities:
Taxable	1,391	1,409	1,735	(18)	(1.3)	(344)	(19.8)
Tax-exempt	24	18	17	6	33.3	7	41.2
Total securities	1,415	1,427	1,752	(12)	(0.8)	(337)	(19.2)
Loans:
SBA loans	840	844	856	(4)	(0.5)	(16)	(1.9)
Commercial loans	26,509	25,016	23,352	1,493	6.0	3,157	13.5
Commercial construction loans	3,347	3,038	2,384	309	10.2	963	40.4
Residential mortgage loans	10,411	10,913	10,390	(502)	(4.6)	21	0.2
Consumer loans	1,471	1,424	1,491	47	3.3	(20)	(1.3)
Residential construction loans	2,047	1,825	1,758	222	12.2	289	16.4
Total loans	44,625	43,060	40,231	1,565	3.6	4,394	10.9
Total interest income	46,635	45,179	42,600	1,456	3.2	4,035	9.5
INTEREST EXPENSE
Interest-bearing demand deposits	2,084	1,910	1,898	174	9.1	186	9.8
Savings deposits	3,291	3,160	2,718	131	4.1	573	21.1
Brokered deposits	2,247	2,267	1,786	(20)	(0.9)	461	25.8
Time deposits	6,282	6,128	6,560	154	2.5	(278)	(4.2)
Borrowed funds and subordinated debentures	904	984	1,081	(80)	(8.1)	(177)	(16.4)
Total interest expense	14,808	14,449	14,043	359	2.5	765	5.4
Net interest income	31,827	30,730	28,557	1,097	3.6	3,270	11.5
Provision for credit losses, loans	1,040	1,043	1,725	(3)	(0.3)	(685)	(39.7)
Provision for credit losses, off-balance sheet	127	5	136	122	*NM	(9)	(6.6)
Release of credit losses, securities	—	—	(2,036)	—	—	2,036	*NM
Net interest income after provision for credit losses	30,660	29,682	28,732	978	3.3	1,928	6.7
NONINTEREST INCOME
Branch fee income	612	489	465	123	25.2	147	31.6
Service and loan fee income	657	912	536	(255)	(28.0)	121	22.6
Gain on sale of SBA loans held for sale, net	213	427	163	(214)	(50.1)	50	30.7
Gain on sale of mortgage loans, net	406	500	435	(94)	(18.8)	(29)	(6.7)
BOLI income	213	217	183	(4)	(1.8)	30	16.4
Net securities (losses) gains	(643)	(82)	3,600	(561)	*NM	(4,243)	*NM
Other income	463	413	433	50	12.1	30	6.9
Total noninterest income	1,921	2,876	5,815	(955)	(33.2)	(3,894)	(67.0)
NONINTEREST EXPENSE
Compensation and benefits	8,669	8,673	8,160	(4)	—	509	6.2
Processing and communications	1,131	1,146	980	(15)	(1.3)	151	15.4
Occupancy	842	987	809	(145)	(14.7)	33	4.1
Furniture and equipment	831	715	787	116	16.2	44	5.6
Professional services	456	488	350	(32)	(6.6)	106	30.3
Advertising	442	393	456	49	12.5	(14)	(3.1)
Loan related expenses	396	473	265	(77)	(16.3)	131	49.4
Deposit insurance	300	300	313	—	—	(13)	(4.2)
Director fees	270	260	265	10	3.8	5	1.9
Other expenses	592	636	634	(44)	(6.9)	(42)	(6.6)
Total noninterest expense	13,929	14,071	13,019	(142)	(1.0)	910	7.0
Income before provision for income taxes	18,652	18,487	21,528	165	0.9	(2,876)	(13.4)
Provision for income taxes	4,180	4,199	5,037	(19)	(0.5)	(857)	(17.0)
Net income	$14,472	$14,288	$16,491	$184	1.3%	$(2,019)	(12.2)%

Effective tax rate	22.4%	22.7%	23.4%

Net income per common share - Basic	$1.44	$1.43	$1.64
Net income per common share - Diluted	1.42	1.40	1.61
Weighted average common shares outstanding - Basic	10,041	10,012	10,033
Weighted average common shares outstanding - Diluted	10,221	10,199	10,212

*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the six months ended June 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2026	2025	$	%
INTEREST INCOME
Interest-bearing deposits	$1,013	$819	$194	23.7%
FHLB stock	274	312	(38)	(12.2)
Securities:
Taxable	2,800	3,521	(721)	(20.5)
Tax-exempt	42	35	7	20.0
Total securities	2,842	3,556	(714)	(20.1)
Loans:
SBA loans	1,684	1,790	(106)	(5.9)
Commercial loans	51,525	44,666	6,859	15.4
Commercial construction loans	6,385	5,330	1,055	19.8
Residential mortgage loans	21,324	20,337	987	4.9
Consumer loans	2,895	2,837	58	2.0
Residential construction loans	3,872	3,754	118	3.1
Total loans	87,685	78,714	8,971	11.4
Total interest income	91,814	83,401	8,413	10.1
INTEREST EXPENSE
Interest-bearing demand deposits	3,994	3,520	474	13.5
Savings deposits	6,451	5,311	1,140	21.5
Brokered deposits	4,513	3,573	940	26.3
Time deposits	12,411	12,975	(564)	(4.3)
Borrowed funds and subordinated debentures	1,887	2,214	(327)	(14.8)
Total interest expense	29,256	27,593	1,663	6.0
Net interest income	62,558	55,808	6,750	12.1
Provision for credit losses, loans	2,083	3,083	(1,000)	(32.4)
Provision for credit losses, off-balance sheet	133	95	38	40.0
Release of credit losses, securities	—	(2,036)	(2,036)	*NM
Net interest income after provision for credit losses	60,342	54,666	5,676	10.4
NONINTEREST INCOME
Branch fee income	1,101	912	189	20.7
Service and loan fee income	1,570	1,400	170	12.1
Gain on sale of SBA loans held for sale, net	640	302	338	111.9
Gain on sale of mortgage loans, net	905	603	302	50.1
BOLI income	430	334	96	28.7
Net securities (losses) gains	(725)	3,551	(4,276)	*NM
Other income	876	814	62	7.6
Total noninterest income	4,797	7,916	(3,119)	(39.4)
NONINTEREST EXPENSE
Compensation and benefits	17,342	16,062	1,280	8.0
Processing and communications	2,277	1,966	311	15.8
Occupancy	1,829	1,689	140	8.3
Furniture and equipment	1,546	1,533	13	0.8
Professional services	944	714	230	32.2
Advertising	835	847	(12)	(1.4)
Loan related expenses	868	311	557	179.1
Deposit insurance	600	554	46	8.3
Director fees	530	760	(230)	(30.3)
Other expenses	1,230	1,194	36	3.0
Total noninterest expense	28,001	25,630	2,371	9.3
Income before provision for income taxes	37,138	36,952	186	0.5
Provision for income taxes	8,378	8,863	(485)	(5.5)
Net income	$28,760	$28,089	$671	2.4%

Effective tax rate	22.6%	24.0%

Net income per common share - Basic	$2.87	$2.79
Net income per common share - Diluted	2.82	2.74
Weighted average common shares outstanding - Basic	10,026	10,043
Weighted average common shares outstanding - Diluted	10,210	10,229
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2026			June 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$49,429	$455	3.69%	$43,985	$487	4.44%
FHLB stock	7,012	140	8.03	7,626	130	6.82
Securities:
Taxable	116,246	1,391	4.78	138,283	1,735	5.02
Tax-exempt	2,197	28	5.17	1,471	20	5.59
Total securities (A)	118,443	1,419	4.79	139,754	1,755	5.02
Loans:
SBA loans	41,163	840	8.16	48,646	856	7.04
Commercial loans	1,566,240	26,509	6.70	1,383,062	23,352	6.68
Commercial construction loans	167,917	3,347	7.89	113,959	2,384	8.28
Residential mortgage loans	669,245	10,411	6.22	658,239	10,390	6.31
Consumer loans	88,833	1,471	6.55	82,265	1,491	7.17
Residential construction loans	90,479	2,047	8.95	72,525	1,758	9.59
Total loans (B)	2,623,877	44,625	6.73	2,358,696	40,231	6.75
Total interest-earning assets	$2,798,761	$46,639	6.68%	$2,550,061	$42,603	6.70%

Noninterest-earning assets:
Cash and due from banks	26,650			21,601
Allowance for credit losses	(33,833)			(28,067)
Other assets	102,359			95,195
Total noninterest-earning assets	95,176			88,729
Total assets	$2,893,937			$2,638,790

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$396,128	$2,084	2.11%	$354,353	$1,898	2.15%
Savings deposits	570,929	3,291	2.31	487,307	2,718	2.24
Brokered deposits	261,454	2,247	3.45	207,128	1,786	3.46
Time deposits	706,984	6,282	3.56	682,426	6,560	3.86
Total interest-bearing deposits	1,935,495	13,904	2.88	1,731,214	12,962	3.00
Borrowed funds and subordinated debentures	95,890	904	3.73	118,166	1,081	3.62
Total interest-bearing liabilities	$2,031,385	$14,808	2.92%	$1,849,380	$14,043	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	468,772			442,151
Other liabilities	27,705			34,464
Total noninterest-bearing liabilities	496,477			476,615
Total shareholders' equity	366,075			312,795
Total liabilities and shareholders' equity	$2,893,937			$2,638,790

Net interest spread		$31,831	3.76%		$28,560	3.66%
Tax-equivalent basis adjustment		(4)			(3)
Net interest income		$31,827			$28,557
Net interest margin			4.56%			4.49%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2026			March 31, 2026
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$49,429	$455	3.69%	$61,424	$558	3.69%
FHLB stock	7,012	140	8.03	7,214	134	7.53
Securities:
Taxable	116,246	1,391	4.78	118,488	1,409	4.76
Tax-exempt	2,197	28	5.17	1,486	21	5.60
Total securities (A)	118,443	1,419	4.79	119,974	1,430	4.77
Loans:
SBA Loans	41,163	840	8.16	41,576	844	8.12
Commercial loans	1,566,240	26,509	6.70	1,528,022	25,016	6.55
Commercial construction loans	167,917	3,347	7.89	152,561	3,038	7.96
Residential mortgage loans	669,245	10,411	6.22	678,359	10,913	6.44
Consumer loans	88,833	1,471	6.55	84,037	1,424	6.78
Residential construction loans	90,479	2,047	8.95	80,226	1,825	9.10
Total loans (B)	2,623,877	44,625	6.73	2,564,781	43,060	6.72
Total interest-earning assets	$2,798,761	$46,639	6.68%	$2,753,393	$45,182	6.66%

Noninterest-earning assets:
Cash and due from banks	26,650			24,735
Allowance for credit losses	(33,833)			(33,007)
Other assets	102,359			98,891
Total noninterest-earning assets	95,176			90,619
Total assets	$2,893,937			$2,844,012

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$396,128	$2,084	2.11%	$385,444	$1,910	2.01%
Savings deposits	570,929	3,291	2.31	563,220	3,160	2.28
Brokered deposits	261,454	2,247	3.45	265,877	2,267	3.46
Time deposits	706,984	6,282	3.56	685,355	6,128	3.63
Total interest-bearing deposits	1,935,495	13,904	2.88	1,899,896	13,465	2.87
Borrowed funds and subordinated debentures	95,890	904	3.73	108,231	984	3.64
Total interest-bearing liabilities	$2,031,385	$14,808	2.92%	$2,008,127	$14,449	2.92%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	468,772			457,603
Other liabilities	27,705			24,594
Total noninterest-bearing liabilities	496,477			482,197
Total shareholders' equity	366,075			353,688
Total liabilities and shareholders' equity	$2,893,937			$2,844,012

Net interest spread		$31,831	3.76%		$30,733	3.74%
Tax-equivalent basis adjustment		(4)			(3)
Net interest income		$31,827			$30,730
Net interest margin			4.56%			4.53%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

	For the six months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2026			June 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$55,393	$1,013	3.69%	$37,161	$819	4.44%
FHLB stock	7,113	274	7.77	7,543	312	8.34
Securities:
Taxable	117,361	2,800	4.77	140,552	3,521	5.01
Tax-exempt	1,843	49	5.34	1,533	38	5.07
Total securities (A)	119,204	2,849	4.78	142,085	3,559	5.01
Loans:
SBA loans	41,369	1,684	8.10	49,139	1,790	7.25
Commercial loans	1,547,236	51,525	6.62	1,344,770	44,666	6.61
Commercial construction loans	160,281	6,385	7.92	127,378	5,330	8.32
Residential mortgage loans	673,777	21,324	6.33	649,041	20,337	6.27
Consumer loans	86,448	2,895	6.66	78,730	2,837	7.17
Residential construction loans	85,381	3,872	9.02	78,437	3,754	9.52
Total loans (B)	2,594,492	87,685	6.72	2,327,495	78,714	6.73
Total interest-earning assets	$2,776,202	$91,821	6.67%	$2,514,284	$83,404	6.69%

Noninterest-earning assets:
Cash and due from banks	25,698			22,354
Allowance for credit losses	(33,422)			(27,763)
Other assets	100,634			93,385
Total noninterest-earning assets	92,910			87,976
Total assets	$2,869,112			$2,602,260

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$390,816	$3,994	2.06%	$348,206	$3,520	2.04%
Savings deposits	567,095	6,451	2.29	491,158	5,311	2.18
Brokered deposits	263,653	4,513	3.45	210,305	3,573	3.43
Time deposits	696,229	12,411	3.59	660,304	12,975	3.96
Total interest-bearing deposits	1,917,793	27,369	2.88	1,709,973	25,379	2.99
Borrowed funds and subordinated debentures	102,027	1,887	3.68	118,648	2,214	3.71
Total interest-bearing liabilities	$2,019,820	$29,256	2.92%	$1,828,621	$27,593	3.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	463,219			433,906
Other liabilities	26,157			32,161
Total noninterest-bearing liabilities	489,376			466,067
Total shareholders' equity	359,916			307,572
Total liabilities and shareholders' equity	$2,869,112			$2,602,260

Net interest spread		$62,565	3.75%		$55,811	3.65%
Tax-equivalent basis adjustment		(7)			(3)
Net interest income		$62,558			$55,808
Net interest margin			4.54%			4.48%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

(Amounts in thousands, except percentages)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$33,354	$32,342	$30,245	$29,012	$27,651
Provision for credit losses for loans	1,040	1,043	2,208	1,409	1,725
	34,394	33,385	32,453	30,421	29,376
Less: Chargeoffs
SBA loans	—	50	265	211	105
Commercial loans	—	140	—	—	100
Residential mortgage loans	—	—	46	85	282
Consumer loans	—	10	11	30	21
Residential construction loans	—	40	—	—	—
Total chargeoffs	—	240	322	326	508
Add: Recoveries
SBA loans	56	5	4	50	2
Commercial loans	95	93	196	92	102
Residential mortgage loans	—	100	—	—	—
Consumer loans	6	11	11	8	40
Residential construction loans	—	—	—	—	—
Total recoveries	157	209	211	150	144
Net recoveries (chargeoffs)	157	(31)	(111)	(176)	(364)
Balance, end of period	$34,551	$33,354	$32,342	$30,245	$29,012

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$1,616	$1,645	$1,751	$4,225	$4,177
Commercial loans	17,743	18,375	18,473	4,006	3,512
Residential mortgage loans	10,290	8,915	8,173	11,174	7,980
Consumer loans	2,926	1,557	1,268	938	—
Residential construction loans	442	128	171	171	171
Total nonaccrual loans	33,017	30,620	29,836	20,514	15,840
OREO	1,472	1,472	1,472	—	—
Nonaccrual assets	$34,489	$32,092	$31,308	$20,514	$15,840

Loans 90 days past due & still accruing	$—	$90	$—	$356	$2,876

Nonaccrual loans to total loans	1.23%	1.18%	1.17%	0.83%	0.66%
Nonaccrual assets to total assets	1.08	1.06	1.06	0.71	0.54

Allowance for credit losses to:
Total loans	1.29%	1.28%	1.27%	1.23%	1.22%
Total nonaccrual loans	104.65	108.93	108.40	147.44	183.16

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
SUMMARY OF INCOME:
Total interest income	$46,635	$45,179	$45,868	$44,361	$42,600
Total interest expense	14,808	14,449	14,499	14,505	14,043
Net interest income	31,827	30,730	31,369	29,856	28,557
Provision (Release) for credit losses	1,167	1,048	2,258	542	(175)
Net interest income after provision for credit losses	30,660	29,682	29,111	29,314	28,732
Total noninterest income	1,921	2,876	3,898	2,967	5,815
Total noninterest expense	13,929	14,071	13,315	13,415	13,019
Income before provision for income taxes	18,652	18,487	19,694	18,866	21,528
Provision for income taxes	4,180	4,199	4,222	4,476	5,037
Net income	$14,472	$14,288	$15,472	$14,390	$16,491
Net income per common share - Basic	$1.44	$1.43	$1.55	$1.43	$1.64
Net income per common share - Diluted	1.42	1.40	1.52	1.41	1.61
COMMON SHARE DATA:
Market price per share	$58.69	$51.83	$51.72	$48.87	$47.08
Dividends paid	0.16	0.16	0.15	0.15	0.14
Book value per common share	37.02	35.66	34.63	33.26	31.88
Weighted average common shares outstanding - Basic	10,041	10,012	10,008	10,036	10,033
Weighted average common shares outstanding - Diluted	10,221	10,199	10,195	10,233	10,212
Issued common shares	10,116	10,114	10,048	11,681	11,672
Outstanding common shares	10,043	10,041	9,982	10,041	10,032
Treasury shares	73	73	66	1,640	1,640
QUARTERLY PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets	2.01%	2.04%	2.20%	2.11%	2.51%
Return on average equity	15.86	16.38	18.08	17.41	21.15
Efficiency ratio **	40.50	41.77	39.52	41.47	42.31
Noninterest expense to average assets	1.93	2.01	1.89	1.97	1.98
BALANCE SHEET DATA:
Total assets	$3,194,313	$3,027,327	$2,966,652	$2,876,365	$2,928,523
Total securities	119,300	115,268	124,015	131,252	139,348
Total loans	2,682,494	2,601,656	2,544,713	2,468,527	2,382,594
Allowance for credit losses	34,551	33,354	32,342	30,245	29,012
Total deposits	2,462,549	2,379,140	2,324,061	2,267,484	2,187,366
Total shareholders' equity	371,813	358,095	345,631	334,023	319,840
TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.68%	6.66%	6.72%	6.74%	6.70%
Interest-bearing liabilities	2.92	2.92	2.94	3.05	3.05
Net interest spread	3.76	3.74	3.78	3.69	3.66
Net interest margin	4.56	4.53	4.60	4.54	4.49
CREDIT QUALITY:
Nonaccrual assets	$34,489	$32,092	$31,308	$20,514	$15,840
QTD annualized net recoveries (chargeoffs) to QTD average loans	0.03%	(0.01)%	(0.02)%	(0.03)%	(0.06)%
Allowance for credit losses to total loans	1.29	1.28	1.27	1.23	1.22
Nonaccrual loans to total loans	1.23	1.18	1.17	0.83	0.66
Nonaccrual assets to total assets	1.08	1.06	1.06	0.71	0.54
UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.64%	11.83%	11.65%	11.61%	10.92%
Leverage ratio	13.17	12.93	12.72	12.71	12.50
Common Equity Tier 1 Capital Ratio	14.19	14.50	14.45	14.45	13.96
Risk-based Tier 1 Capital Ratio	14.57	14.91	14.87	14.88	14.39
Risk-based Total Capital Ratio	15.82	16.16	16.12	16.13	15.65

Number of banking offices	22	22	22	22	21
Employee Full-Time Equivalent	249	244	242	238	237

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

(In thousands, except percentages)	June 30, 2026%		December 31, 2025%
Loans Held for Sale	$9,458	0.4%	$9,490	0.4

SBA Loans	35,816	1.3	34,259	1.3

Commercial Loans
SBA 504	44,353	1.7	43,802	1.7
Commercial & industrial	191,787	7.2	183,163	7.2
Commercial mortgage - owner occupied	706,609	26.3	660,427	26.0
Commercial mortgage - nonowner occupied	618,130	23.0	531,954	20.9
Other	88,373	3.3	98,686	39.0
Total Commercial Loans	1,649,252	61.5	1,518,032	59.7

Commercial Construction Loans	128,628	4.8	147,215	5.8

Residential Mortgage Loans
Primary residence	466,521	17.4	472,482	18.6
Secondary residence	70,795	2.6	71,656	2.8
Investor property	131,186	4.9	133,083	5.2
Total Residential Mortgage Loans	668,502	24.9	677,221	26.6

Consumer Loans
Home equity	92,175	3.4	82,488	3.2
Consumer other	2,582	0.1	2,731	0.1
Total Consumer Loans	94,757	3.5	85,219	3.3

Residential Construction Loans	96,081	3.6	73,277	2.9

Total Gross Loans	$2,682,494	100.0%	$2,544,713	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP / CORE RECONCILIATION

	For the three months ended
(In thousands, except percentages and per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Adjusted net income:
Net income (GAAP)	$14,472	$14,288	$16,491
Non-recurring transactions:
Less: Release of credit losses, securities	—	—	(2,036)
Less: Net securities gains, pertaining to one-time sales	—	—	(3,509)
Add: Adjusted release of income taxes	—	—	1,301
Adjusted net income (non-GAAP)	$14,472	$14,288	$12,247

Adjusted net income per common share:
Weighted average common shares outstanding - Basic	10,041	10,012	10,033
Weighted average common shares outstanding - Diluted	10,221	10,199	10,212

Net income per common share - Basic (GAAP)	$1.44	$1.43	$1.64
Net income per common share - Diluted (GAAP)	1.42	1.40	1.61

Adjusted net income per common share - Basic (non-GAAP)	N/A	N/A	$1.22
Adjusted net income per common share - Diluted (non-GAAP)	N/A	N/A	1.20

Adjusted return on average assets:
Total QTD average assets	$2,893,937	$2,844,012	$2,638,790

Return on average assets (GAAP)	2.01%	2.04%	2.51%
Adjusted return on average assets (non-GAAP)	N/A	N/A	1.86

Adjusted return on average equity:
Total QTD average equity	$366,075	$353,688	$312,795

Return on average equity (GAAP)	15.86%	16.38%	21.15%
Adjusted return on average equity (non-GAAP)	N/A	N/A	15.70

Management uses these non-GAAP measures as internal benchmarks in evaluating operating performance and in planning and forecasting future periods.